Exhibit 10.10

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of July, 2017 (the “Effective Date”), by and between Dorsey Ron McCall (“Executive”) and Allied Power Management, LLC (the “Employer” and along with the Executive each individually, a “Party” and together, the “Parties”).

RECITALS

WHEREAS, the Employer and Executive are parties to that certain Employment Agreement dated June 19, 2017 (the “Prior Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Prior Agreement and restate in its entirety the agreement currently existing between them so that the terms of Executive’s employment shall be set forth herein below in this Agreement.

AGREEMENTS

NOW THEREFORE, in consideration of these premises, and of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Employment Period. Executive’s employment hereunder shall commence on the date on which the Employer enters into a power maintenance contract with Exelon Corporation and/or its affiliates with projected revenue of no less than $200 million per year (the “Exelon Contract”)(the “Commencement Date”)and, unless earlier terminated hereunder, shall continue for a term of three (3) years (the “Initial Term”). Upon expiration of the Initial Term, Executive’s employment under this Agreement will be extended for successive one (1) year periods (each, a “Renewal Term”), without further action by Executive or the Employer unless earlier terminated hereunder. The Employment Period shall consist of the Initial Term and any Renewal Terms. The date on which the termination of the Employment Period becomes effective is referred to herein as the “Termination Date.” For the avoidance of doubt, should the Employer not enter into the Exelon Contract on or before September 1, 2017, the Initial Tern will not commence and this Agreement shall be null and void. Simultaneously with the occurrence of the Commencement Date, Executive’s Consulting Agreement, made on or around the 30th day of May, 2017 with the Employer (the “Consulting Agreement”), automatically shall terminate.

2. Position: Duties.

(a) Executive shall serve as the Chief Executive Officer of the Employer and shall have the normal duties, responsibilities, functions and authority customarily associated with such office, subject to the power of the governing body of the Employer to reasonably modify such duties, responsibilities, functions and authority so long as such duties, responsibilities, functions and authority, as modified, continue to be customary for a chief operating officer and are in keeping with such position. Executive understands and agrees that he will be required to travel as reasonably required by the business needs of the Employer.

Executive’s Initials

(b) During the Employment Period, Executive shall devote reasonable efforts and substantially all of his business time and attention (except for vacation and reasonable periods of illness or other incapacity), to the business and affairs of the Employer; provided, however, that Executive shall be permitted to handle his personal and other affairs so long as such does not materially interfere with his duties and responsibilities for the Employer. Executive shall perform his duties and responsibilities to the Employer hereunder in a loyal, diligent, trustworthy, and businesslike manner. Further, Executive shall not engage in any activity which materially interferes with Executive’s performance of services hereunder or competes or otherwise conflicts with the interests of the Employer or its Affiliates (as defined below). The Employer acknowledges that Executive currently has an ownership interest in Industrial Metals, Inc., an entity in the business of providing structural steel, and that Executive intends to devote a limited amount of time and attention to the operation of that entity.

3. Base Salary, Bonus and Benefits.

(a) During the Employment Period, Executive’s base salary shall be $750,000 per annum or such higher rate as the Employer may determine from time to time based upon annual performance and salary reviews to be conducted during the Employment Period (the “Base Salary”). Executive’s Base Salary shall be payable by the Employer in accordance with its applicable general payroll practices.

(b) During the Employment Period, Executive shall participate in an annual bonus plan with a target annual bonus award at least equal to Executive’s Base Salary (the “Target Bonus”), prorated for any partial calendar year of employment. Any annual bonus due Executive (the “Annual Bonus”), shall be paid on or after January 1 of the year after the year to which the bonus relates, but prior to March 15 of such year. An award of the Annual Bonus is within the discretion of the Employer; however, should (i) the Employer meet 80% of its budgeted EBITDA (as defined by GAAP and consistent with the Employer’s practice) for the related year or (ii) the Employer maintain the Exelon Contract with projected revenue of no less than $200 million for such year, Executive shall be entitled to receive no less than the Target Bonus. The Annual Bonus is not considered earned or accrued until paid and, except as otherwise provided herein, Executive must remain employed by the Employer through the date on which the Annual Bonus is paid to be considered eligible to receive such Annual Bonus.

(c) During the Employment Period, Executive shall be entitled to participate, in all of the Employer’s employee benefit programs for which senior executive employees of the Employer are generally eligible, subject to the terms and conditions of each such program as may be in effect from time to time.

(d) During the Employment Period, the Employer shall promptly reimburse Executive for all reasonable business-related expenses incurred by him in the course of performing his duties and responsibilities under this Agreement and which are consistent with the Employer’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Employer’s reasonable requirements in effect from time to time with respect to reporting and documentation of such expenses. Executive shall be entitled to first class travel and accommodations and reasonable use of private aircraft to the extent such is business-

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related and such expense is within the pre-determined expense budget of the Employer. The amount of reimbursable expenses incurred in one year shall not affect the amount of reimbursable expenses in a different calendar year and such reimbursement shall not be subject to liquidation or exchange for another benefit.

(e) The Employer’s parent, Allied Power Holdings, LLC (the “Parent”) has established the Series C Profits Interests Plan (the “Profits Interests Plan”) and pursuant to the Series C Profits Interests Award Agreement dated the Effective Date between the Parent and Allied Management Holdings, LLC (of which Executive is a member) (the “Award Agreement”), Allied Management Holdings, LLC (i) has been awarded 350 Series C Profits Interests (as defined in the Profits Interests Plan) for the benefit of Executive and (ii) is entitled to participate in the Profits Interest Plan at a level of 35% of the Profits Interests Plan Pool (as defined in the Profit Interests Plan) for the benefit of Executive, subject to the terms and conditions of the Award Agreement. The selection of other participants and their respective levels of participation in the Profits Interests Plan shall be in the sole discretion of the Employer after consultation with Executive. Executive has intervened in and executed concurrently herewith the Award Agreement, a copy of which is being attached hereto as Exhibit A.

(f) All amounts payable to Executive as compensation under this Section 3 shall be subject to all required withholdings by the Employer.

(g) Executive shall be entitled to accrue five (5) weeks of vacation time during each calendar year of the Employment Period, to be taken when the business needs of the Employer so permit, and if not taken in any such calendar year, may be carried over to the next succeeding year; provided, however, that the maximum carryover from any one (1) calendar year to the next shall not exceed an aggregate of five (5) weeks such that at no point will Executive have more than ten (10) weeks of accrued vacation.

4. Termination.

(a) Executive’s employment shall continue under the terms and conditions set forth in this Agreement except as provided herein. Except as provided herein, any termination of the Employment Period by the Employer shall be effective as specified in a written notice (the “Termination Notice”) from the Employer to Executive. The Termination Notice, to be effective, shall set forth in reasonable detail the reason for termination (and if for Cause, the detail thereof) and the Termination Date.

(i) The Employment Period shall terminate immediately upon Executive’s death or Disability (as determined by the governing body of the Employer in its good faith judgment). For purposes of this Agreement, the term “Disability” means Executive’s inability to perform the essential functions of his job as stated in his duties under this Agreement with a reasonable accommodation by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(ii) The Employment Period may be terminated by the Employer at any time with or without Cause (as defined below).

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(iii) The Employment Period may be terminated by Executive with Good Reason as set forth below or without Good Reason at any time upon sixty (60) days prior written notice to the Employer; provided, however, that if, thereafter, the Employer determines to terminate Executive prior to the conclusion of such sixty (60) day period, the Termination Date shall be deemed to coincide with the conclusion of such sixty (60) day period.

(iv) A termination with “Good Reason” shall mean a termination of Executive’s employment at his initiative following the occurrence, without Executive’s written consent, of one or more of the following events (except as a result of a prior termination):

(A)	A material reduction in Executive’s Base Salary;

(B)	The Employer’s failure to pay Executive when due his then Base Salary or earned and accrued Annual Bonus;

(C)	A material diminution in Executive’s authority, duties or responsibilities; or

(D)	A material breach by the Employer of its other obligations under this Agreement.

For purposes of this Agreement, Good Reason shall not be deemed to have occurred unless (i) Executive provides the Employer with written notice of one of the conditions described above within ninety (90) days after the first existence of such condition; (ii) the Employer fails to cure such condition in all material respects within thirty (30) days of its receipt of such notice; and (iii) Executive terminates his employment no later than sixty (60) days after the expiration of such cure period. Upon the occurrence of Good Reason permitting Executive to terminate this Agreement therefor, Executive shall deliver a Termination Notice to the Employer. For purposes of this Agreement, “material” as used in this Section 4(a)(iv) shall have the meaning ascribed to that term in Section 409A of the Internal Revenue Code of 1986, as amended or any interpretive regulations thereof.

(b) If the Employment Period is terminated, irrespective of the reason therefor, then Executive shall be entitled to receive: (i) his then Base Salary through the Termination Date; (ii) payment for any accrued unused vacation through the Termination Date; (iii) any Annual Bonus accrued and determined but not yet paid for a prior completed fiscal year; (iv) any benefits accrued and vested as of the Termination Date under a separate plan or arrangement maintained by the Employer, which shall be paid in accordance with the terms of such plan or arrangement; (v) any claims arising but not yet paid under any welfare benefit plan maintained by the Employer under which Executive was covered as of the Termination Date which shall be processed and paid in accordance with the customary practices of each such benefit plan; and (vi) reimbursement for any allowed expenses (as set forth in Section 3(d)) incurred prior to the Termination Date (collectively, the “Accrued Amounts”). Except as otherwise provided under the terms of any applicable plan or arrangement, and subject to the provisions of Section 20 of this Agreement, the Accrued Amounts shall be paid as soon as practicable after the Termination Date, but no later than fifteen (15) days following the Termination Date.

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(c) If the Employment Period is terminated (i) by the Employer without Cause; or (ii) by Executive for Good Reason, then in addition to the Accrued Amounts, Executive also shall be entitled to receive, as a severance payment, contingent upon his delivering and not withdrawing a release in the form and substance substantially as set forth in Exhibit B attached hereto, an amount equal to (w) two (2) times his then Base Salary, (x) two (2) times the higher of (I) his then Target Bonus or (II) the Annual Bonus received by Executive for the year immediately preceding the year in which the Termination Date occurs, (y) a pro-rated portion (based upon the lapsed period in the then employment year) of the Annual Bonus which Executive would have been entitled to for the year in which the termination occurs, if any, and (z) a prorated portion of the amount Executive would have received under the Profits Interests Plan related to each Common Member Distribution occurring after the Termination Date had such termination not occurred, such prorated portion to be paid to Executive following each such post-Termination Date Common Member Distribution to be calculated by multiplying the amount Executive would have received had his Termination not occurred multiplied by a fraction, the numerator of which is the number of days between the Award Date (as defined in the Profits Interests Plan) and the Termination Date and the denominator of which is the number of days between the Award Date and the date of such post-Termination Common Member Distribution (the amounts in clauses (w), (x), (y) and (z) collectively, the “Severance Payment”). The Base Salary portion of the Severance Payment shall be paid in equal installments on the regularly scheduled payroll distribution dates of the Employer for a period of two years, with the first payment to be made on the first regularly scheduled payroll distribution date of the Employer following the effective date of a release in the form and substance substantially as set forth in Exhibit B attached hereto (which effective date shall be no later than sixty (60) days following the Termination Date; provided, however, that if such 60-day period begins in one taxable year and ends in another taxable year, payment shall not be made until the beginning of the second taxable year). The Annual Bonus Payments under clauses (x) and (y) above shall be paid at the regular payment date(s) for each such Annual Bonus, and payment(s) under the Management Incentive Plan shall be made as provided in the Management Incentive Plan. All payments shall be subject to all required withholdings by the Employer and, irrespective of the payment schedule set forth above, to the provisions of Section 20 of this Agreement. Other than as expressly provided in this Section 4(c), Executive shall not be entitled to any other salary, compensation or benefits following termination of the Employment Period by the Employer without Cause or by Executive for Good Reason.

(d) If the Employment Period is terminated as a result of Executive’s death or Disability, then in addition to the Accrued Amounts, Executive or his estate, as the case may be, also shall be entitled to receive, contingent upon the delivery of a release in the form and substance substantially as set forth in Exhibit B by Executive or his estate representative, as the case may be, a reduced Severance Payment to be calculated and paid in accordance with Section 4(c) except “one (1) times” shall be substituted for “two (2) times” in the computation thereof. All payments shall be subject to all required withholdings by the Employer. Other than as expressly provided in this Section 4(d), neither Executive nor his estate shall be entitled to any other salary, compensation or benefits following termination of the Employment Period as a result of Executive’s death or Disability.

(e) If the Employment Period is terminated (i) by the Employer for Cause, or (ii) by Executive without Good Reason, Executive shall only be entitled to receive the Accrued Amounts, which amounts shall be paid on or as soon as practicable after the Termination Date, but no later than fifteen (15) days following the Termination Date. Executive shall not be entitled to any salary, compensation, severance or benefits from the Employer thereafter, except as otherwise provided under the terms of any applicable benefit plan or arrangement with respect to which Executive has been a participant.

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(f) Except as otherwise expressly provided herein, all of Executive’s rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue after the termination of the Employment Period shall cease upon such the Termination Date, other than those expressly required under applicable law (such as Consolidated Omnibus Budget Reconciliation Act of 1985 or “COBRA”). The Employer may offset any amounts Executive owes it against any amounts of Severance Payment that it owes Executive.

(g) For purposes of this Agreement, “Cause” shall mean: (i) the violation by Executive, without the consent or knowledge of the individual he ordinarily reports to or the governing body of the Parent of the Employer, of any law or regulation which materially affects the business of the Employer; (ii) the violation by Executive of any written policy of the Employer, including in the Employer’s employee handbook, if the Employer has announced that such a violation will be treated generally as a cause for termination; (iii) the embezzlement of the funds of the Employer, its Affiliates or their respective customers or vendors by Executive; (iv) Executive’s misappropriation or theft of any of the Employer’s or its Affiliates or their respective customers’ property, which is not de minimus or the result of an inadvertent mistake; (v) the engaging by Executive in any willful misconduct or gross negligence, which injures or could reasonably be expected to injure in a material respect the reputation, business or business relationships of the Employer or its Affiliates; (vi) Executive’s conviction of, or plea of guilty to or admission of a felony or actions that constitute a felony; (vii) Executive’s breach of Sections 5, 6 or 7 of this Agreement due to willful misconduct or gross negligence; (viii) Executive’s refusal to perform diligently, reasonably and in good faith his lawful duties and obligations as set forth in this Agreement, which refusal is a breach of this Agreement and has a material adverse effect on the Employer; or (ix) Executive’s refusal to comply with the lawful and reasonable written direction of the Employer’s Board; provided, however, that with respect to the above clauses (viii) and (ix) of this Section 4(g), Executive has first been given written notice thereof and an opportunity to cure, which cure is not effected in all material respects within thirty (30) days thereafter; and, provided further, that no such written notice need be given upon the second occurrence of such breach or default within one (1) year of the first. A termination for Cause shall not take effect until a Termination Notice is given to Executive following a determination by the governing body of the Employer that, in its good faith reasonable judgment, grounds for termination of Executive for Cause exist.

5. Confidentiality; Non-Disclosure of Information.

(a) As used herein, “Confidential Information” shall mean any and all items of information, or compilations of information, know-how or data, technical or non-technical, in any form, tangible or intangible, pertaining to the business of the Employer or its Affiliates, including but not limited to trade secrets as defined under applicable law, that are not authorized for disclosure to the public by the Employer or its Affiliates and are not readily available to the public through proper means. Confidential Information shall include, without limitation: (i) nonpublic business and financial information; methods of operation; software and intellectual property; information systems and systems logic; systems design and operating specifications; customer, vendor, client, and Referral Source (as hereafter defined) information, including lists

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and analysis of same; research and technical information; business or operational policies, processes and procedures; and personnel data; and (ii) information entrusted to the Employer or its Affiliates in confidence by third parties which is not readily available to the public. The exchange of information by the Employer or its Affiliates with a third party in confidence for business purposes will not remove it from protection under this Agreement. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer or its Affiliates (except where such public disclosure has been made by Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Executive acknowledges that the Confidential Information items are valuable assets of the Employer that gain economic value, actual or potential, from not being generally known to the public or others who could use them, and thus should be treated as trade secrets of the Employer. The term “Referral Source” shall mean any person, firm or entity that refers business to the Employer or its Affiliates. The term “Affiliate” shall mean any parent or subsidiary of the Employer (including but not limited to BCP Energy Services Fund (the “Fund”), BCP Energy Services Fund-A, LP (the “Parallel Fund”), and their respective subsidiaries and portfolio companies and their respective affiliates) or any other person or entity which controls, is controlled by or is under common control with the Employer and “control” means, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

(b) Executive agrees not to engage in any unauthorized use or disclosure of Confidential Information and that he will not use such information for his own benefit or for the benefit of any person or entity other than the Employer. Any use of Confidential Information that is not within the scope of Executive’s job duties for the Employer, that does not further the interests of the Employer or its Affiliates, or that contradicts any written policies or procedures of the Employer will be considered unauthorized. This Agreement does not prohibit disclosures that are compelled by law, through court order, subpoena, or other legally binding obligation. In the event Executive believes a disclosure is compelled by law, Executive will give the Employer written notice as soon as reasonably possible under the circumstances (prior to disclosure whenever possible), and will take reasonable steps available to Executive to protect against unnecessary disclosure. Further, the Parties acknowledge that Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive may disclose a trade secret to his attorney and use trade secret information in any court proceeding brought by Executive alleging retaliation by the Employer for reporting a suspected violation of law as long as Executive files any document containing a trade secret under seal and does not disclose a trade secret, except pursuant to court order. The obligations of this Agreement regarding Confidential Information will apply throughout Executive’s employment with the Employer and for so long thereafter as the information at issue is not readily available to the public through proper means. Nothing herein shall be construed to modify, reduce, or eliminate any statutory or other legal rights that the Employer or its Affiliates would otherwise have related to tire protection of trade secrets, proprietary information or materials, or intellectual property; all such statutory or other legal rights are expressly preserved.

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(c) Executive recognizes that all Confidential Information and copies or reproductions thereof, whether oral, or recorded or stored in written, graphic, pictorial, or electronic form, or recorded or stored on computer disks, thumb drives, hard drives, magnetic tape or digital or any other medium, and whether created by Executive or others, are the property of the Employer. Executive holds and uses all such materials in trust for the Employer and subject to the Employer’s sole control and will deliver same to the Employer at the termination of his employment, or earlier if so requested by the Employer and will retain no copies without written authorization. To secure return of all such material, upon termination of employment or earlier if so requested, Executive will deliver any device to which any such information has been transferred or stored (whether such is personal property or not) to the Employer for inspection to ensure that all Confidential Information has been recovered and no unauthorized copies are retained, and Executive agrees that steps for recovery and deletion of Confidential Information may be taken by the Employer on any such device. Any authorization provided Executive (via computer password or other means) to the Employer’s computers is limited to use consistent with the business interests of the Employer and its Affiliates. Any access to a computer undertaken for the purpose of causing harm to the Employer’s business interests or to pursue competing or conflicting interests shall be considered unauthorized access and subject to this Agreement and any and all laws prohibiting unauthorized access.

6. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Employer’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Employer (“Work Product”) belong to the Employer. Executive shall disclose such Work Product to the governing body of the Employer from time to time and on demand, and, at the Employer’s expense, perform all actions reasonably requested by the Employer (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the giving of assignments, consents, powers of attorney and other instruments).

7. Protective Covenants. Executive acknowledges that an agreement not to disclose or use Confidential Information may not be, standing alone, adequate to protect the Employer against the kind of irreparable harm that is caused by Executive engaging in certain types of conduct that will by their nature compromise the Confidential Information and do irreparable damage to the business relationships and goodwill Executive is paid to help develop for the Employer’s benefit. Accordingly, to help prevent this kind of irreparable harm, Executive agrees as follows:

(a) Executive covenants and agrees that during his employment, and for a period of two (2) years immediately following the termination or cessation of his employment with the Employer for any reason, Executive will not, directly or indirectly, whether individually or as an employee, consultant, independent contractor, officer, director, manager, member, shareholder, partner, owner, financier, or in any other capacity, carry on or engage in the Business of the Employer within the Restricted Area on behalf of himself or for the benefit of any other business, firm, proprietorship, corporation, partnership, association, entity or venture engaged in or carrying on any part of the Business of the Employer (“Competing Business”). For purposes hereof the Business of the Employer shall mean: (i) maintenance, modification, and repair services within and related to nuclear and fossil power generation facilities including but not limited to

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maintenance, engineering services, specialty welding, staff augmentation, and radiation protection; and (ii) utility transmission & distribution construction and maintenance including but not limited to erection and repair of overhead and underground transmission lines, distribution networks, and substations. The “Restricted Area” is defined as the parishes, counties and cities in which the Employer conducts business or actively solicits business, or is demonstrably engaged in planning (with the use of Confidential Information) to do business in, as set forth in Exhibit C hereto. The Parties acknowledge that the Business of the Employer is expanding and thus Executive agrees to execute amendments to this Agreement solely for the purpose of updating the definition of Business of the Employer and the Restricted Area to include all parishes and counties within which the Employer does business. The Parties intend and agree that Executive’s continued employment thereafter shall serve as consideration for any such amendment(s).

(b) During Executive’s employment with the Employer and for a period of two (2) years immediately following the termination or cessation of Executive’s employment with the Employer for any reason, Executive will not knowingly contact, solicit, or communicate with a client, customer, vendor or Referral Source of the Employer within the Restricted Area for the purpose of encouraging, causing or inducing the client, customer, vendor or Referral Source to cease or reduce doing business with the Employer or to divert business-related opportunities to any Competing Business, nor will Executive aid or assist any other person, business, or legal entity to do any of the aforesaid prohibited acts.

(c) During Executive’s employment with the Employer and for a period of two (2) years immediately following the termination or cessation of Executive’s employment with the Employer for any reason, Executive will not knowingly, in person or through others, hire or solicit or communicate with, or help another person or entity hire or solicit or communicate with, any employee of the Employer or its Affiliates for the purpose of causing the employee to terminate employment with the Employer or its Affiliates or to help another person or entity hire away the employee. An “employee of the Employer or its Affiliates” includes any individual employed by the Employer or its Affiliates or who was so employed within the one hundred eighty (180) days preceding such hiring or solicitation. Notwithstanding the foregoing, Executive may solicit or hire any employee of the Employer or its Affiliates following a termination of the employment of that individual by the Employer or its Affiliate without cause.

(d) Executive agrees that, during his employment with the Employer and for a period of two (2) years immediately following the termination of his employment for any reason, he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Employer, its Affiliates or their respective officers, directors, members, managers, employees or advisors, as such and in such capacities, or its or their businesses, and the Employer agrees that, during such period, neither it nor any of its or its Affiliates or their respective officers, directors, members or managers will, directly or indirectly, in writing, orally, or otherwise, take any action which may, directly or indirectly, disparage Executive. Notwithstanding the foregoing, nothing in this Agreement shall preclude either Party from making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

(e) It is understood by and between the Parties that the foregoing covenants set forth in Sections 5, 6 and 7 are essential elements of this Agreement, and that but for the agreement of Executive to comply with such covenants, the Employer would not have entered into this

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Agreement. Such covenants by Executive shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action Executive may otherwise have against the Employer whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of these covenants. Executive and the Employer hereby acknowledge and agree that in the event of a default or breach of these provisions the following shall apply:

(i) The Employer shall have the right to enforce its rights hereunder through any one or more of the following mechanisms, which may be pursued by the Employer at any time and at its sole discretion: judicial action before any court of competent jurisdiction to obtain monetary damages inclusive of both consequential damages and punitive damages; judicial action before any court of competent jurisdiction to obtain specific performance; and/or judicial action before any court of competent jurisdiction to obtain temporary and/or permanent injunctive relief. Should Executive breach any of the provisions of Sections 5, 6 or 7 of this Agreement, Executive shall be required to repay the Employer, in cash, the total amount of any Severance Payment paid by the Employer to Executive under this Agreement, and the Employer shall be relieved of any further obligation to make payment of the Severance Payment otherwise required by this Agreement. Any and all of the Employer’s remedies as described in this Agreement shall not be exclusive and shall be in addition to any other remedies which the Employer may have at law or in equity.

(ii) A violation of the restrictions in this Agreement by Executive may cause irreparable and continuing injury to the Employer’s business for which there would not be an adequate remedy at law. The Employer would suffer irreparable, ongoing, and continuing damages as a result of such breach for which its remedy at law may be inadequate. Accordingly, Executive agrees that in the event of a violation or breach of this Agreement, tire Employer shall be entitled to seek an injunction restraining any such default or any other appropriate decree of specific performance, without the requirement to prove actual damages, without posting a bond, and without the requirement of showing irreparable harm.

(iii) In the event Executive breaches a time-limited restriction contained in this Agreement, Executive hereby agrees that the applicable period of restriction shall be extended by one day for each day Executive is found to have been in violation of such restriction up to, but not to exceed, a length of time that is equal in length to the period of restriction that would have applied absent the violation.

8. Executive’s Representations and Covenants. Executive hereby represents and warrants to, and covenants with, the Employer that: (a) Executive (i) has not directly or indirectly, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, independent contractor, partner, joint venturer, owner, financier, shareholder, or otherwise on behalf of any other person, firm, or corporation, offered employment to, solicited, or attempted to solicit away from his former employer or its affiliates any of their officers or employees or offered employment to any person who, during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of his former employer and (ii) will not do any of the foregoing acts set forth in clause (i) until after January 31, 2018; (b) Executive has not used for the benefit of the Employer or any of its Affiliates or disclosed to the Employer or any of its Affiliates any confidential written information belonging to any former employer (whether hard copy documents or electronically stored documents) following the termination of his employment

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with such former employer; (c) Executive will not use or disclose any confidential written information belonging to any former employer (whether hard copy documents or electronically stored documents) in connection with his employment with the Employer; and (d) upon the execution and delivery of this Agreement by the Employer, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

9. Survival. Sections 4 through 20, inclusive, shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period or the expiration of this Agreement.

10. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

If to the Employer, to:

Allied Power Management, LLC

400 Convention Street, Suite 320

Baton Rouge, LA 70802

with a courtesy copy to:

Jeffrey Koonce

Vice-President and General Counsel of Bernhard Capital

Partners 400 Convention Street, Tenth Floor

Baton Rouge, Louisiana 70802

Telecopier: (225) 454-6957

If to Executive, to:

Dorsey Ron McCall

236 Shell Beach Drive

Lake Charles, La. 70601

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, or if mailed five business days after mailing as aforesaid.

11. Severability; Reformation. The invalidity of any one or more of the words, phrases, sentences, clauses, sections, subdivisions, or subparagraphs contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being legally valid. If any arbitrator or court of proper jurisdiction finds that this Agreement is overly broad or unenforceable for any reason whatsoever, then it is hereby agreed that this Agreement will (for purposes of such arbitration or that Court’s jurisdiction only) be reformed or amended as needed to effectuate the intent of the Parties and to

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make this Agreement enforceable within the applicable jurisdiction. The Parties expressly agree that any arbitrator or court of competent jurisdiction shall have the power to alter the scope of any provision herein in order that said provision would be made legal and enforceable upon the effectiveness of said alteration.

12. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way, including but not limited to the Consulting Agreement or the Prior Agreement.

13. Legal Fees.

(a) In the event legal action becomes necessary to enforce a provision of this Agreement, the prevailing party, if any, as determined by the trier of fact, will be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with its prevailing position, recognizing that in any proceedings, it is possible for both parties to be a prevailing party on different issues.

(b) The Employer agrees to promptly reimburse Executive for up to $20,000 of his legal fees incurred in the negotiation of this Agreement.

14. Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be an original, but both of which shall together constitute one and the same instrument. For purposes hereof, facsimile and electronically scanned pdf copies hereof and facsimile and electronically scanned pdf signatures hereof shall be authorized and deemed effective

15. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Employer and their respective heirs, successors and assigns, except that Executive may not delegate his duties or obligations hereunder without the prior written consent of the Employer.

16. Choice of Law; Arbitration.

(a) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Louisiana, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Louisiana or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Louisiana.

(b) Any controversy, claim or dispute arising out of or relating to this Agreement, will be settled solely and exclusively by binding arbitration in Baton Rouge, Louisiana. Such arbitration will be confidential and conducted in accordance with the then prevailing Employment Arbitration Rules of the American Arbitration Association, though the matter will not be submitted to AAA, with the following exceptions if in conflict: (a) one arbitrator will be chosen by each of the Parties and the two arbitrators will themselves select the third

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arbitrator; (b) each Party to the arbitration will pay for the first arbitrator it selected and one-half (1/2) of the expenses and fees of the third arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrators; and (b) the arbitrators may permit the arbitration to proceed in the absence of any Party if written notice of the proceedings has been given to such Party. Each Party will bear its own attorneys’ fees and expenses, but the arbitrators may, and are encouraged to, award the prevailing Party an appropriate portion or all of his/its attorney fees and expenses. The Parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrators will be final and conclusive. All such controversies, claims or disputes will be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this subsection will be construed as precluding the bringing of an action for injunctive relief as provided in Sections 5, 6 and 7. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

17. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Employer and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

18. Indemnification.

(a) Employer Indemnity.

(i) Indemnification. The Employer agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), other than a Proceeding by the Employer or any Affiliate thereof, by reason of the fact that he is or was a director, officer, consultant or employee of the Employer or any Affiliate thereof or is or was serving at the request of the Employer or any Affiliate thereof as a director, officer, member, employee, consultant or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Employer to the fullest extent legally permitted against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, damages, fines, ERISA excise taxes or penalties as well as amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith; provided, however, that (i) Executive provides the Employer with prompt notice of such action or threatened action and (ii) Executive acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Employer and, with respect to any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful. Such indemnification shall continue as to Executive even if he has ceased to be a director, member, officer, employee or agent of the Employer or any Affiliate thereof and shall inure to the benefit of Executive’s heirs, executors and administrators. For the avoidance of doubt, subject to and conditioned upon the accuracy of the representations of Executive set forth in

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Section 8 hereof and Executive’s full compliance with the covenants set forth in Section 8 hereof, the Employer shall pay all reasonable legal fees necessary to defend and shall fully indemnify and hold harmless Executive against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, damages, fines, ERISA excise taxes or penalties as well as amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection with any Proceeding brought by any former employer of Executive relating to any alleged violation of a restrictive covenant or other agreement with such former employer in connection with the services rendered by Executive to the Employer or its Affiliates.

(ii) Advance Payment of Expenses. The Employer shall advance to Executive all reasonable costs and expenses to be incurred by him in connection with a Proceeding within 30 days after receipt by the Employer of a written request for such advance, which shall be accompanied by reasonable documentation of the amount being requested. To receive such advanced expenses, Executive must first enter into a written agreement with the Employer in which he warrants his good faith belief that he has met the appropriate standard of conduct set forth in Section 18(a)(i) and agrees to repay the amount of such advance if it shall ultimately be finally determined by the court that he was not entitled to be indemnified against such costs and expenses.

(iii) Rights Not Exclusive. The provisions of this Section 18(a) shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

(b) No Presumption Regarding Standard of Conduct. Neither the failure of the Employer to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 18(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Employer that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

19. No Mitigation; No Offset. In the event of any termination of employment, Executive shall be under no obligation to seek other employment. Amounts due Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

20. Section 409A Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, or any successor provision of law (the “Code”) and, to the extent it would not result in the imposition of taxes or penalties pursuant to Section 409A, the Employer agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to Executive. For purposes of this Agreement, any reference to “termination” of Executive’s employment shall be interpreted consistent with the meaning of the term “separation from service” in Section 409A(a)(2)(A)(i) of the Code and no portion of any severance payment which is classified as “nonqualified deferred compensation” for purposes of Section 409A and is otherwise payable in connection with “separation from service” shall be paid to Executive prior to the date he incurs a separation from service under Section 409A(a)(2)(A)(i) of the Code. For purposes of Section 409A of the Code and the regulations and other guidance thereunder (including and without limitation Treasury Regulations Section 1.409A - 2(b)(2)(iii)),

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all installment payments made under this Agreement (whether severance payments or otherwise) will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under this Agreement will at all times be considered a separate and distinct payment. If Executive is a “specified employee” for purposes of Section 409A of the Code, to the extent required to comply with Section 409A of the Code, any payments required to be made pursuant to this Agreement which are deferred compensation and subject to Section 409A of the Code (and do not qualify for an exemption thereunder) shall not commence until one day after the day which is six (6) months from the date of Executive’s termination of employment with the Employer. Should the applicability of Section 409A result in a delay of payments to Executive, on the first day any such payments may be made without incurring a penalty pursuant to Section 409A (the “409A Payment Date”), the Employer shall begin to make such payments as described in this Agreement, provided that any amounts that would have been payable earlier but for application of this Section 20 shall be paid in lump sum on the 409A Payment Date. To the extent any amount payable to Executive is subject to his entering into a release of claims with the Employer and any such amount is a deferral of compensation under Section 409A and which amount could be payable in either of two taxable years, and the timing of such payment is not subject to terms and conditions under another plan, program or agreement of the Employer that otherwise satisfies Section 409A, such payments shall be made or commence, as applicable, on January 15 (or any later date that is not earlier than 8 days after the date that the release becomes irrevocable) of such later taxable year and shall include all payments that otherwise would have been made before such date. Notwithstanding anything herein to the contrary, in no event shall the Employer be liable to Executive for or with respect to any taxes and, if the Employer properly and timely reports any taxes owed under Section 409A, penalties or interest which may be imposed upon Executive pursuant to Section 409A.

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IN WITNESS WHEREOF, the Parties hereto have executed this Employment Agreement of the date first written above.

EMPLOYER:

BY:

EXECUTIVE:

Dorsey Ron McCall

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Exhibit A

SERIES C PROFITS INTERESTS AWARD AGREEMENT

[Page numbers for the attached copy of the Series C Profits Interests Award Agreement have been omitted. The next numbered page to this Employment Agreement is the first page of

Exhibit B.]

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EXECUTION

SERIES C PROFITS INTERESTS AWARD AGREEMENT

THIS SERIES C PROFITS INTERESTS AWARD AGREEMENT (this “Agreement”), dated as of July 12, 2017, by and between Allied Power Holdings, LLC, a Delaware limited liability company (the “Company”), and the participant named on the signature page hereto (“Participant”).

WHEREAS, the Company has adopted the Allied Power Holdings, LLC Series C Profits Interest Plan, as it may be amended and restated from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement;

WHEREAS, on the terms and subject to the conditions of the Plan and hereof, on the date hereof, Participant desires to acquire from the Company, and the Company desires to grant to Participant, the Company’s Series C Profits Interests (the “Interests”) in the amount set forth on Schedule I attached hereto; and

WHEREAS, Participant is acquiring the Interests for the benefit of Dorsey Ron McCall (“Intervenor”), and shall participate in the Pool (as defined below) for the benefit of Intervenor in the percentage set forth on Schedule I attached hereto (the “Percentage Participation in the Pool”);

WHEREAS, this Agreement is one of several agreements being entered into by the Company on or after the date hereof with certain persons who, or whose members, are or will be providing services to the Company or its Affiliates (as defined below) or Subsidiaries (as defined below), as part of a management equity incentive plan designed to comply with certain exemptions from registration under the Securities Act (as defined below).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Plan. As used in this Agreement, the following terms shall have the following meanings:

1.1 Affiliate. The term “Affiliate” shall have the meaning set forth in the Operating Agreement.

1.2 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.3 Business Day. The term “Business Day” shall have the meaning set forth in the Operating Agreement.

1.4 Company. The term “Company” shall have the meaning set forth in the preface.

1.5 Grant Date. The term “Grant Date” shall have the meaning set forth in

Section 2.1 hereof.

1.6 Interests. The term “Interests” shall have the meaning set forth in the preface.

1.7 Non-Interference Agreement. The term “Non-Interference Agreement” shall mean the Non-Interference, Agreement, dated as of the date hereof, by and among the Company and Participant and attached hereto as Exhibit A.

1.8 Operating Agreement. The term “Operating Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 12, 2017, as the same may be modified, amended, restated or amended and restated from time to time.

1.9 Percentage Participation in the Pool. The term “Percentage Participation in the Pool” shall have the meaning set forth in the preface.

1.10 Permitted Transferee. The term “Permitted Transferee” shall have the meaning set forth in the Operating Agreement.

1.11 Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.12 Plan. The term “Plan” shall have the meaning set forth in the preface.

1.13 Pool. The term “Pool” shall mean the Profits Interests Plan Pool, as defined in the Plan.

1.14 Subsidiary. The term “Subsidiary” shall have the meaning set forth in the Operating Agreement.

1.15 Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

2. GRANT OF INTERESTS.

2.1 Grant of Interests. Pursuant to the terms and subject to the conditions set forth in this Agreement and the Plan, the Company hereby agrees to grant to Participant, and Participant hereby agrees to accept the grant for the benefit of Intervenor, on the date hereof (the “Grant Date”), of the number of Interests and the Percentage Participation in the Pool set forth on Schedule I attached hereto.

2.2 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue to Participant any Interests unless (i) Intervenor is providing services to the Company or one of its Affiliates or Subsidiaries as an officer, director, manager, service provider or employee of, or consultant to, the Company on the Grant Date, (ii) the representations of Participant and Intervenor contained in Section 3 hereof are tine and correct as of the Grant Date and (hi) Participant and Intervenor are not in breach of any agreement, obligation or covenant herein required to be performed or observed by Participant on or prior to the Grant Date.

2.3 Section 83(b) Election. Within thirty (30) days after the Grant Date, Participant shall provide the Company with a copy of a completed election under Section 83(b) of the Code and the regulations promulgated thereunder. Participant shall timely be (within thirty (30) days of the Grant Date via certified mail, return receipt requested) such election with the Internal Revenue Service, and shall thereafter certify to the Company that Participant has made such timely filing.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S OR ITS SUBSIDIARIES’ OR AFFILIATES’ OR THEIR RESPECTIVE REPRESENTATIVES’ RESPONSIBILITY TO TIMELY FILE THE ELECTION UNDER CODE SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY, ITS SUBSIDIARIES OR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

2.4 Interests Subject to Plan and Operating Agreement. By entering into this Agreement, Participant and Intervenor agree and acknowledge that Participant and Intervenor have received and read a copy of the Plan and the Operating Agreement. In addition to the terms and conditions set forth in this Agreement, the Interests are subject to the terms and conditions set forth in the Plan and the Operating Agreement. The terms and provisions of the Plan and the Operating Agreement as they may be amended from time to time are hereby incorporated by reference.

2.5 Operating Agreement. As a condition of the grant of Interests to Participant under this Agreement, to the extent that Participant is not already a party to the Operating Agreement as a Series C Member, Participant hereby agrees to execute a joinder agreement prepared by the Company or in such other form that is satisfactory to the Company, and to be bound by the terms of, and become a party to, the Operating Agreement and all schedules, annexes and exhibits thereto, including the Plan, as a Series C Member.

2.6 Vesting. The Interests granted under this Agreement shall vest in accordance Section 4 of the Plan.

3. INVESTMENT REPRESENTATIONS AND COVENANTS OF PARTICIPANT.

3.1 Interests Unregistered. Participant and Intervenor acknowledge and represent that that Participant and Intervenor have been advised by the Company that:

(a) the Interests have not, and no offer or sale thereof has, been registered under the Securities Act;

(b) the Interests must be held indefinitely unless the offer and sale of such Interests are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

(c) there is no established market for the Interests and it is not anticipated that there will be any public market for the Interests in the foreseeable future;

(d) a restrictive legend in the form set forth below shall be placed on the certificates, if any, representing the Interests:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN THE OPERATING AGREEMENT OF THE ISSUER, DATED AS OF JULY 12, 2017, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests.

3.2 Additional Investment Representations. Participant and Intervenor represent and warrant that:

(a) The Interests to be issued to Participant pursuant to this Agreement will be received for Participant’s own account and not with a view to, or an intention of, distribution thereof in violation of the Securities Act or any applicable state securities law and the Interests will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b) Participant understands that there are substantial restrictions on the transferability of the Interests and, on the Grant Date and for an indefinite period following the Grant Date, there will be no public market for the Interests and, accordingly, it may not be possible for Participant to liquidate Participant’s Interests in case of emergency, if at all;

(c) The terms of the Plan provide that if Intervenor terminates his employment or service with the Company without Good Reason (as defined in the Plan), or if the Intervenor’s employment or service with the Company is terminated by Company for Cause (as defined in the Plan), that the percentage of the Interests and the Percentage Participation in the Pool held by Participant for the benefit of Intervenor shall be automatically canceled and forfeited;

(d) Participant and Intervenor are sophisticated in financial matters and is able to evaluate the risks and benefits of accepting the grant of Interests and understands and has taken cognizance of all the risk factors related to the Interests;

(e) Other than as set forth in this Agreement, no representations or warranties have been made to Participant or Intervenor or Participant’s or Intervenor’s representatives concerning the Interests or the Company or any of its Subsidiaries or their prospects or other matters;

(f) Participant and Intervenor have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the Company’s organizational documents and the terms and conditions of the acquisition of the Interests and the Plan and to obtain any additional information which Participant or Intervenor deem necessary; and

(g) Participant and Intervenor have been given ample opportunity to consult with independent tax, legal, accounting and other advisors and counsels regarding Participant’s and Intervenor’s respective rights and obligations under this Agreement, the Plan and the Operating Agreement and intend for such terms to be binding upon and enforceable against Participant and Intervenor, all of which are hereby voluntarily and willingly agreed to by Participant and Intervenor.

4. MISCELLANEOUS.

4.1 Transfers to Permitted Transferees. Subject to the transfer restrictions and other obligations set forth in the Operating Agreement, prior to the transfer of Interests to a Permitted Transferee, Participant shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Interests transferred to such Person will continue to be Interests for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Interests in violation of any provision of this Agreement or the Operating Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Interests as the owner of such Interests for any purpose.

4.2 Recapitalizations. Exchanges. Etc.. Affecting Interests. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Interests, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Interests, by reason of any dividend payable in interests, issuance of interests, combination, recapitalization, reclassification, merger, consolidation or otherwise.

4.3 Cooperation. Participant and Intervenor agree to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

4.4 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

4.5 Amendment; Waiver. The Company may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant or Intervenor hereunder without the consent of Participant or Intervenor.

4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any otherwise governing principles of conflicts of law. This Agreement shall not be construed or interpreted with any presumption against the Company by reason of the Company causing this Agreement to be drafted.

4.7 Judicial Proceedings. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of Participant, Intervenor and the Company unconditionally accepts the exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, Participant and Intervenor agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by applicable law, service of process may be made by delivery provided pursuant to the directions in Section 4.8. PARTICIPANT HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.8 Notices. Any notice or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) faxed or emailed to the recipient or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), in each case to the applicable address set forth below;

(I) if to the Company:

Allied Power Holdings, LLC

c/o Bernhard Capital Partners

400 Convention Street, Suite 1010

Baton Rouge, Louisiana 70802

Attention: Jeffrey Koonce

Facsimile: (225) 454-6957

Email: koonce@bemhardcanital.com

(II) If to Participant or Intervenor, to the address as shown on the signature page hereto.

Each such notice or other communication shall be sent by personal delivery, by registered or certified mail (return receipt requested), by national, reputable courier service (such as Federal Express or United Parcel Service) or by facsimile or electronic mail.

4.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

4.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4.11 Injunctive Relief. Participant and Participant’s Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company Group irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company or any of their Affiliates or Subsidiaries shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

4.12 Rights Cumulative; Waiver. The rights and remedies of Participant, Intervenor and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

4.13 Conflict. In the event of any conflict between this Agreement and the Operating Agreement, the Operating Agreement shall control, hi the event of any conflict between this Agreement and the Plan, the Plan shall control.

4.14 Provision Respecting Legal Representation. Each of the parties to this Agreement hereby agrees that Kantrow Spaht Weaver & Blitzer (APLC) has served as counsel to BCP (as defined in the Operating Agreement) and the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Kantrow Spaht Weaver & Blitzer (APLC) (or any successor) may serve as counsel to BCP or the Company or any direct or indirect manager, member, partner, equityholder, officer, employee or affiliate of BCP or the Company, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any affiliate thereof to consent to waive any conflict of interest arising from such representation.

4.15 Intervention. Now into these presents comes Intervenor who, by execution of this Agreement, hereby agrees to be personally bound by all the terms and conditions contained of this Agreement.

*                *                 *                *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above first written.

COMPANY:

Allied Power Holdings, LLC

By:
Name:
Title:

Signature Page to Series C Profits Interest Award Agreement

PARTICIPANT

Allied Management Holdings, LLC

By:

Name:

Title:

Notice Address:

Allied Power Holdings, LLC

c/o Bernhard Capital Partners

400 Convention Street, Suite 1010

Baton Rouge, Louisiana 70802

Attention: Jeffrey Koonce

Facsimile: (225) 454-6857

Email: koonce@bernhardcapiatal.com

INTERVENOR

Dorsey Ron McCall

Notice Address:

Dorsey Ron McCall

236 Shell Beach Drive

Lake Charles, La. 70601

Signature Page to Series C Profits Interest Award Agreement

Schedule I

Series C Profits Interests

Percentage Participation in the Pool

35%

Exhibit B

FORM OF GENERAL RELEASE

I, Dorsey Ron McCall, in consideration of the performance by [Allied Power Holdings, LLC] (the “Company”), of its obligations under the Employment Agreement dated as of [_________ 2017], by and between the Company and me (the “Agreement”), do hereby release and forever discharge, as of the date hereof, the Company and its affiliates and their respective directors, managers, officers, agents, representatives, employees, successors and assigns of the Company and their direct or indirect owners, in their representative capacities, only (collectively, the “Released Parties”) to the extent provided below.

1.	I understand that any Severance Payment paid or granted to me under Sections 4(c) and (d) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages, or benefits to which I was already entitled. I understand and agree that I will not receive the Severance Payment specified in Sections 4(c) and (d) of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or if I breach this General Release. I understand and agree that all payments specified in Sections 4(c) and (d) of the Agreement shall be subject to ordinary tax withholding and all required deductions. I further understand and agree that the Severance Payment specified in Sections 4(c) and (d) of the Agreement shall not be deemed “compensation” for purposes of any of the Company’s qualified retirement plans or other benefit programs, and payment of that consideration shall not entitle me to any additional retirement plan contributions by the Company for my benefit or account.

2.

Except as provided in Paragraph 4 below, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected or claimed against the Company or any of the Released Parties which I, my spouse or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company pursuant to the terms of the Agreement or otherwise (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; or their state or local counterparts; or under any other federal, state or local civil, fair employment or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract (including without limitation a claim for breach of the Agreement) or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract

18	Executive’s Initials

(including without limitation a claim for breach of the Agreement), infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). This waiver and release does not affect those rights or Claims (including without limitation the right to indemnification) which arise after I execute this General Release, including without limitation under the Agreement. Nor does this waiver and release affect those rights or Claims that cannot be waived by law. While nothing contained in this General Release shall be interpreted to prevent the United States Equal Employment Opportunity Commission from investigating and pursuing any matter which it deems appropriate, I understand and agree that, by signing this General Release, I am waiving any and all rights I may have to reinstatement, damages, remedies or other relief as to any Claims 1 have released and any rights I have waived as a result of my execution of this General Release.

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matter covered by Paragraph 2 above.

4.	I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release.

5.	I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims herein above mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim arising on or prior to the date I execute this General Release seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in Paragraph 2 above as of the date I execute this General Release.

6.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.	I acknowledge and agree that I have received from the Company all wages, fringe benefits (including without limitation by enumeration vacation pay, 401 (k) plan contributions, bonuses and expense reimbursement) and all other compensation owed by the Company to me through and including my final day of employment with the Company; provided, however, that if this General Release is delivered prior to my final day of employment with the Company, I acknowledge and agree that I have received from the Company all wages, fringe benefits (including without limitation by enumeration vacation pay, 401(k) plan contributions, bonuses and expense reimbursement) and all other compensation owed by the Company to me through and including such day except to the extent that payment thereof is regularly scheduled to be made at a later date.

19	Executive’s Initials

8.	I agree that this General Release is confidential and agree not to disclose any information regarding the existence or terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9.	Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD) any other self-regulatory organization or governmental entity.

10.	I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to: making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession, all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will pay me reasonable hourly compensation and reimburse me for reasonable first class travel expenses, including lodging and meals, upon my submission of receipts.

11.	Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement.

12.	Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.

I acknowledge and agree that, except as provided in this General Release, the Agreement between myself and the Company, a copy of which is attached as Exhibit 1, terminated effective my final day of employment with the Company. I acknowledge and agree that I am not entitled to any further payments except as otherwise specifically provided in the Agreement. I understand and agree that this General Release is final and binding and constitutes the complete and exclusive statement of the terms and conditions of settlement, that no representations or commitments were made by the parties to induce this General

20	Executive’s Initials

Release other than expressly set forth in the Agreement and that this General Release is fully understood by the parties. Notwithstanding the above, I acknowledge and agree that Sections 5 (Confidentiality; Non-Disclosure of Information) and 7 (Protective Covenants) of the Agreement shall remain enforceable and binding against me.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE

THAT: I HAVE READ IT CAREFULLY;

(a)	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(b)	I VOLUNTARILY CONSENT TO EVERYTHING IN THIS GENERAL RELEASE;

(c)	I AM HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS GENERAL RELEASE AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(d)	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE SUBSTANTIALLY IN ITS FINAL FORM TO CONSIDER IT;

(e)	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(f)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(g)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

[Signature page follows]

21	Executive’s Initials

IN WITNESS WHEREOF, the undersigned have executed this General Release as of the date written below.

Date:
Executive

COMPANY

Date:	By:

22	Executive’s Initials

EXHIBIT 1

EMPLOYMENT AGREEMENT

[To be attached]

23	Executive’s Initials

Exhibit C

RESTRICTED AREA

The “Restricted Area” shall mean the following counties, cities and parishes in each of the following states:

ALABAMA

Autauga	Dallas	Marion
Baldwin	De Kalb	Marshall
Barbour	Elmore	Mobile
Bibb	Escambia	Monroe
Blount	Etowah	Montgomery
Bullock	Fayette	Morgan
Butler	Franklin	Perry
Calhoun	Geneva	Pickens
Chambers	Greene	Pike
Cherokee	Hale	Randolph
Chilton	Henry	Russell
Choctaw Clarke	Houston	St. Clair
Clay	Jackson	Shelby
Cleburne	Jefferson	Sumter
Coffee	Lamar	Talladega
Colbert	Lauderdale	Tallapoosa
Conecuh	Lawrence	Tuscaloosa
Coosa	Lee	Walker
Covington	Limestone	Washington
Crenshaw	Lowndes	Wilcox
Cullman	Macon	Winston
Dale	Madison
Marengo

ALASKA

Aleutians East	Kenai Peninsula	Sitka
Aleutians West	Ketchikan Gateway	Skagway-Hoonah-Angoon
Anchorage	Kodiak Island	Southeast Fairbanks
Bethel	Lake and Peninsula	Valdez-Cordova
Bristol Bay	Matanuska-Susitna	Wade Hampton
Denali	Nome	Wrangell-Petersburg
Dillingham	North Slope	Yakutat
Fairbanks North Star	Northwest Arctic	Yukon-Koyukuk
Haines	Prince of Wales-Outer Ketchikan
Juneau

ARIZONA	Gila Graham	LaPaz Maricopa
Apache	Greenlee	Mohave
Cochise	Pinal	Yavapai
Coconino	Santa Cruz	Yuma
Navajo
Pima

24	Executive’s Initials

ARKANSAS

Arkansas	Garland	Newton
Ashley	Grant	Ouachita
Baxter	Greene	Perry
Benton	Hempstead	Phillips
Boone	Hot Spring	Pike
Bradley	Howard	Poinsett
Calhoun	Independence	Polk
Carroll	Izard	Pope
Chicot	Jackson	Prairie
Clark	Jefferson	Pulaski
Clay	Johnson	Randolph
Cleburne	Lafayette	St. Francis
Cleveland	Lawrence	Saline
Columbia	Lee	Scott
Conway	Lincoln	Searcy
Craighead	Little River	Sebastian
Crawford	Logan	Sevier
Crittenden	Lonoke	Sharp
Cross	Madison	Stone
Dallas	Marion	Union
Desha	Miller	Van Buren
Drew	Mississippi	Washington
Faulkner	Monroe	White
Franklin	Montgomery	Woodruff
Fulton	Nevada	Yell

CALIFORNIA

Alameda	Inyo	Monterey
Alpine	Kern	Napa
Amador	Kings	Nevada
Butte	Lake	Orange
Calaveras	Lassen	Placer
Colusa	Los Angeles	Plumas
Contra Costa	Madera	Riverside
Del Norte	Marin	Sacramento
El Dorado	Mariposa	San Benito
Fresno	Mendocino	San Bernardino
Glenn	Merced	San Diego
Humboldt	Modoc	San Francisco
Imperial	Mono	San Joaquin
San Luis Obispo	Siskiyou	Tulare
San Mateo	Solano	Tuolumne
Santa Barbara	Sonoma	Ventura
Santa Clara	Stanislaus	Yolo
Santa Cruz	Sutter	Yuba
Shasta	Tehama
Sierra	Trinity

25	Executive’s Initials

COLORADO

Adams	Fremont	Morgan
Alamosa	Garfield	Otero
Arapahoe	Gilpin	Ouray
Archuleta	Grand	Park
Baca	Gunnison	Phillips
Bent	Hinsdale	Pitkin
Boulder	Huerfano	Prowers
Broomfield	Jackson	Pueblo
Chaffee	Jefferson	Rio Blanco
Cheyenne	Kiowa	Rio Grande
Clear Creek	Kit Carson	Routt
Conejos	Lake	Saguache
Costilla	La Plata	San Juan
Crowley	Larimer	San Miguel
Custer	Las Animas	Sedgwick
Delta	Lincoln	Summit
Denver	Logan	Teller
Dolores	Mesa	Washington
Douglas	Mineral	Weld
Eagle	Moffat	Yuma
Elbert	Montezuma
El Paso	Montrose

CONNECTICUT

Fairfield	Middlesex	Tolland
Hartford	New Haven	Windham
Litchfield	New London

DISTRICT OF COLUMBIA

District of Columbia

DELAWARE

Kent	New Castle	Sussex

FLORIDA

	Hardee	Okeechobee
Alachua	Hendry	Orange
Baker	Hernando	Osceola
Bay	Highlands	Palm Beach
Bradford	Hillsborough	Pasco
Brevard	Holmes	Pinellas
Broward	Indian River	Polk

26	Executive’s Initials

Calhoun	Jackson	Putnam
Charlotte	Jefferson	St. Johns
Citrus	Lafayette	St. Lucie
Clay	Lake	Santa Rosa
Collier	Lee	Sarasota
Columbia	Leon	Seminole
De Soto	Levy	Sumter
Dixie	Liberty	Suwannee
Duval	Madison	Taylor
Escambia	Manatee	Union
Flagler	Marion	Volusia
Franklin	Martin	Wakulla
Gadsden	Miami-Dade	Walton
Gilchrist	Monroe	Washington
Glades	Nassau
Gulf	Okaloosa
Hamilton

GEORGIA

Appling	Butts	Colquitt
Atkinson	Calhoun	Columbia
Bacon	Camden	Cook
Baker	Candler	Coweta
Baldwin	Carroll	Crawford
Banks	Catoosa	Crisp
Barrow	Charlton	Dade
Bartow	Chatham	Dawson
Ben Hill	Chattahoochee	Decatur
Berrien	Chattooga	De Kalb
Bibb	Cherokee	Dodge
Bleckley	Clarke	Dooly
Brantley	Clay	Dougherty
Brooks	Clayton	Douglas
Bryan	Clinch	Early
Bulloch	Cobb	Echols
Burke	Coffee	Effingham
Elbert	Lee	Screven
Emanuel	Liberty	Seminole
Evans	Lincoln	Spalding
Fannin	Long	Stephens
Fayette	Lowndes	Stewart
Floyd	Lumpkin	Sumter
Forsyth	McDuffie	Talbot
Franklin	McIntosh	Taliaferro
Fulton	Macon	Tattnall
Gilmer	Madison	Taylor
Glascock	Marion	Telfair
Glynn	Meriwether	Terrell
Gordon	Miller	Thomas

27	Executive’s Initials

Grady	Mitchell	Tift
Greene	Monroe	Toombs
Gwinnett	Montgomery	Towns
Flabersham	Morgan	Treutlen
Hall	Murray	Troup
Hancock	Muscogee	Turner
Haralson	Newton	Twiggs
Flarris	Oconee	Union
Hart	Oglethorpe	Upson
Heard	Paulding	Walker
Henry	Peach	Walton
Houston	Pickens	Ware
Irwin	Pierce	Warren
Jackson	Pike	Washington
Jasper	Polk	Wayne
Jeff Davis	Pulaski	Webster
Jefferson	Putnam	Wheeler
Jenkins	Quitman	White
Johnson	Rabun	Whitfield
Jones	Randolph	Wilcox
Lamar	Richmond	Wilkes
Lanier	Rockdale	Wilkinson
Laurens	Schley	Worth

HAWAII

Hawaii	Kalawao	Maui
Honolulu	Kauai

IOWA

Adair	Allamakee	Audubon
Adams	Appanoose	Benton
Black Hawk	Grundy	Montgomery
Boone	Guthrie	Muscatine
Bremer	Hamilton	O’Brien
Buchanan	Hancock	Osceola
Buena Vista	Hardin	Page
Butler	Harrison	Palo Alto
Calhoun	Henry	Plymouth
Carroll	Howard	Pocahontas
Cass	Humboldt	Polk
Cedar	Ida	Pottawattamie
Cerro Gordo	Iowa	Poweshiek
Cherokee	Jackson	Ringgold
Chickasaw	Jasper	Sac
Clarke	Jefferson	Scott
Clay	Johnson	Shelby
Clayton	Jones	Sioux
Clinton	Keokuk	Story

28	Executive’s Initials

Crawford	Kossuth	Tama
Dallas	Lee	Taylor
Davis	Linn	Union
Decatur	Louisa	Van Buren
Delaware	Lucas	Wapello
Des Moines	Lyon	Warren
Dickinson	Madison	Washington
Dubuque	Mahaska	Wayne
Emmet	Marion	Webster
Fayette	Marshall	Winnebago
Floyd	Mills	Winneshiek
Franklin	Mitchell	Woodbury
Fremont	Monona	Worth
Greene	Monroe	Wright

IDAHO

Ada	Camas	Idaho
Adams	Canyon	Jefferson
Bannock	Caribou	Jerome
Bear Lake	Cassia	Kootenai
Benewah	Clark	Latah
Bingham	Clearwater	Lemhi
Blaine	Custer	Lewis
Boise	Elmore	Lincoln
Bonner	Franklin	Madison
Bonneville	Fremont	Minidoka
Boundary	Gem	Nez Perce
Butte	Gooding	Oneida
Owyhee	Shoshone	Valley
Payette	Teton	Washington
Power	Twin Falls

ILLINOIS

Adams	Henderson	Ogle
Alexander	Henry	Peoria
Bond	Iroquois	Perry
Boone	Jackson	Piatt
Brown	Jasper	Pike
Bureau	Jefferson	Pope
Calhoun	Jersey	Pulaski
Carroll	Jo Daviess	Putnam
Cass	Johnson	Randolph
Champaign	Kane	Richland
Christian	Kankakee	Rock Island
Clark	Kendall	St. Clair
Clay	Knox	Saline
Clinton	Lake	Sangamon
Coles	La Salle	Schuyler

29	Executive’s Initials

Cook	Lawrence	Scott
Crawford	Lee	Shelby
Cumberland	Livingston	Stark
DeKalb	Logan	Stephenson
De Witt	McDonough	Tazewell
Douglas	McHenry	Union
DuPage	McLean	Vermilion
Edgar	Macon	Wabash
Edwards	Macoupin	Warren
Effingham	Madison	Washington
Fayette	Marion	Wayne
Ford	Marshall	White
Franklin	Mason	Whiteside
Fulton	Massac	Will
Gallatin	Menard	Williamson
Greene	Mercer	Winnebago
Grundy	Monroe	Woodford
Hamilton	Montgomery
Hancock	Morgan
Hardin	Moultrie

INDIANA

Adams	Bartholomew	Blackford
Allen	Benton	Boone
Brown	Jackson	Posey
Carroll	Jasper	Pulaski
Cass	Jay	Putnam
Clark	Jefferson	Randolph
Clay	Jennings	Ripley
Clinton	Johnson	Rush
Crawford	Knox	St. Joseph
Daviess	Kosciusko	Scott
Dearborn	Lagrange	Shelby
Decatur	Lake	Spencer
De Kalb	La Porte	Starke
Delaware	Lawrence	Steuben
Dubois	Madison	Sullivan
Elkhart	Marion	Switzerland
Fayette	Marshall	Tippecanoe
Floyd	Martin	Tipton
Fountain	Miami	Union
Franklin	Monroe	Vanderburgh
Fulton	Montgomery	Vermillion
Gibson	Morgan	Vigo
Grant	Newton	Wabash
Greene	Noble	Warren
Hamilton	Ohio	Warrick
Hancock	Orange	Washington
Harrison	Owen	Wayne

30	Executive’s Initials

Hendricks	Parke	Wells
Henry	Perry	White
Howard	Pike	Whitley
Huntington	Porter

KANSAS

Allen	Cloud	Ford
Anderson	Coffey	Franklin
Atchison	Comanche	Geary
Barber	Cowley	Gove
Barton	Crawford	Graham
Bourbon	Decatur	Grant
Brown	Dickinson	Gray
Butler	Doniphan	Greeley
Chase	Douglas	Greenwood
Chautauqua	Edwards	Hamilton
Cherokee	Elk	Harper
Cheyenne	Ellis	Harvey
Clark	Ellsworth	Haskell
Clay	Finney	Hodgeman
Jackson	Morris	Salme
Jefferson	Morton	Scott
Jewell	Nemaha	Sedgwick
Johnson	Neosho	Seward
Kearny	Ness	Shawnee
Kingman	Norton	Sheridan
Kiowa	Osage	Sherman
Labette	Osborne	Smith
Lane	Ottawa	Stafford
Leavenworth	Pawnee	Stanton
Lincoln	Phillips	Stevens
Linn	Pottawatomie	Sumner
Logan	Pratt	Thomas
Lyon	Rawlins	Trego
McPherson	Reno	Wabaunsee
Marion	Republic	Wallace
Marshall	Rice	Washington
Meade	Riley	Wichita
Miami	Rooks	Wilson
Mitchell	Rush	Woodson
Montgomery	Russell	Wyandotte

KENTUCKY

Adair	Casey	Greenup
Allen	Christian	Hancock
Anderson	Clark	Hardin
Ballard	Clay	Harlan
Barren	Clinton	Harrison

31	Executive’s Initials

Bath	Crittenden	Hart
Bell	Cumberland	Henderson
Boone	Daviess	Henry
Bourbon	Edmonson	Hickman
Boyd	Elliott	Hopkins
Boyle	Estill	Jackson
Bracken	Fayette	Jefferson
Breathitt	Fleming	Jessamine
Breckinridge	Floyd	Johnson
Bullitt	Franklin	Kenton
Butler	Fulton	Knott
Caldwell	Gallatin	Knox
Calloway	Garrard	Larue
Campbell	Grant	Laurel
Carlisle	Graves	Lawrence
Carroll	Grayson	Lee
Carter	Green	Leslie
Letcher	Metcalfe	Rowan
Lewis	Monroe	Russell
Lincoln	Montgomery	Scott
Livingston	Morgan	Shelby
Logan	Muhlenberg	Simpson
Lyon	Nelson	Spencer
McCracken	Nicholas	Taylor
McCreary	Ohio	Todd
McLean	Oldham	Trigg
Madison	Owen	Trimble
Magoffin	Owsley	Union
Marion	Pendleton	Warren
Marshall	Perry	Washington
Martin	Pike	Wayne
Mason	Powell	Webster
Meade	Pulaski	Whitley
Menifee	Robertson	Wolfe
Mercer	Rockcastle	Woodford

LOUISIANA

Acadia	Iberia	St. Charles
Allen	Iberville	St. Helena
Ascension	Jackson	St. James
Assumption	Jefferson	St. John the Baptist
Avoyelles	Jefferson Davis	St. Landry
Beauregard	Lafayette	St. Martin
Bienville	Lafourche	St. Mary
Bossier	La Salle	St. Tammany
Caddo	Lincoln	Tangipahoa
Calcasieu	Livingston	Tensas
Caldwell	Madison	Terrebonne
Cameron	Morehouse	Union

32	Executive’s Initials

Catahoula	Natchitoches	Vermilion
Claiborne	Orleans	Vernon
Concordia	Ouachita	Washington
De Soto	Plaquemines	Webster
East Baton Rouge	Pointe Coupee	West Baton Rouge
East Carroll	Rapides	West Carroll
East Feliciana	Red River	West Feliciana
Evangeline	Richland	Winn
Franklin	Sabine
Grant	St. Bernard

MASSACHUSETTS

Barnstable	Franklin	Norfolk
Berkshire	Hampden	Plymouth
Bristol	Hampshire	Suffolk
Dukes	Middlesex	Worcester
Essex	Nantucket

MARYLAND

Allegany	Dorchester	Queen Anne’s
Anne Arundel	Frederick	St. Mary’s
Baltimore	Garrett	Somerset
Baltimore City	Harford	Talbot
Calvert	Howard	Washington
Caroline	Kent	Wicomico
Carroll	Montgomery	Worcester
Cecil	Prince George’s
Charles

MAINE

Androscoggin	Knox	Somerset
Aroostook	Lincoln	Waldo
Cumberland	Oxford	Washington
Franklin	Penobscot	York
Hancock	Piscataquis
Kennebec	Sagadahoc

MICHIGAN

Alcona	Chippewa	Ingham
Alger	Clare	Ionia
Allegan	Clinton	Iosco
Alpena	Crawford	Iron
Antrim	Delta	Isabella
Arenac	Dickinson	Jackson
Baraga	Eaton	Kalamazoo
Barry	Emmet	Kalkaska

33	Executive’s Initials

Bay	Genesee	Kent
Benzie	Gladwin	Keweenaw
Berrien	Gogebic	Lake
Branch	Grand Traverse	Lapeer
Calhoun	Gratiot	Leelanau
Cass	Hillsdale	Lenawee
Charlevoix	Houghton	Livingston
Cheboygan	Huron	Luce
Mackinac	Muskegon	Saginaw
Macomb	Newaygo	St. Clair
Manistee	Oakland	St. Joseph
Marquette	Oceana	Sanilac
Mason	Ogemaw	Schoolcraft
Mecosta	Ontonagon	Shiawassee
Menominee	Osceola	Tuscola
Midland	Oscoda	Van Buren
Missaukee	Otsego	Washtenaw
Monroe	Ottawa	Wayne
Montcalm	Presque Isle	Wexford
Montmorency	Roscommon

MINNESOTA

Aitkin	Itasca	Pope
Anoka	Jackson	Ramsey
Becker	Kanabec	Red Lake
Beltrami	Kandiyohi	Redwood
Benton	Kittson	Renville
Big Stone	Koochiching	Rice
Blue Earth	Lac qui Parle	Rock
Brown	Lake	Roseau
Carlton	Lake of the Woods	St. Louis
Carver	Le Sueur	Scott
Cass	Lincoln	Sherburne
Chippewa	Lyon	Sibley
Chisago	McLeod	Steams
Clay	Mahnomen	Steele
Clearwater	Marshall	Stevens
Cook	Martin	Swift
Cottonwood	Meeker	Todd
Crow Wing	Mille Lacs	Traverse
Dakota	Morrison	Wabasha
Dodge	Mower	Wadena
Douglas	Murray	Waseca
Faribault	Nicollet	Washington
Fillmore	Nobles	Watonwan
Freeborn	Norman	Wilkin
Goodhue	Olmsted	Winona
Grant	Otter Tail	Wright
Hennepin	Pennington	Yellow Medicine
Houston	Pine
Hubbard	Pipestone
Isanti	Polk

34	Executive’s Initials

MISSOURI

Adair	Grundy	Perry
Andrew	Harrison	Pettis
Atchison	Henry	Phelps
Audrain	Hickory	Pike
Barry	Holt	Platte
Barton	Howard	Polk
Bates	Howell	Pulaski
Benton	Iron	Putnam
Bollinger	Jackson	Ralls
Boone	Jasper	Randolph
Buchanan	Jefferson	Ray
Butler	Johnson	Reynolds
Caldwell	Knox	Ripley
Callaway	Laclede	St. Charles
Camden	Lafayette	St. Clair
Cape Girardeau	Lawrence	Ste. Genevieve
Carroll	Lewis	St. Francois
Carter	Lincoln	St. Louis
Cass	Linn	St. Louis City
Cedar	Livingston	Saline
Chariton	McDonald	Schuyler
Christian	Macon	Scotland
Clark	Madison	Scott
Clay	Maries	Shannon
Clinton	Marion	Shelby
Cole	Mercer	Stoddard
Cooper	Miller	Stone
Crawford	Mississippi	Sullivan
Dade	Moniteau	Taney
Dallas	Monroe	Texas
Daviess	Montgomery	Vernon
De Kalb	Morgan	Warren
Dent	New Madrid	Washington
Douglas	Newton	Wayne
Dunklin	Nodaway	Webster
Franklin	Oregon	Worth
Gasconade	Osage	Wright
Gentry	Ozark
Greene	Pemiscot

MISSISSIPPI

Adams	Amite	Benton
Alcorn	Attala	Bolivar

35	Executive’s Initials

Calhoun	Jefferson Davis	Prentiss
Carroll	Jones	Quitman
Chickasaw	Kemper	Rankin
Choctaw	Lafayette	Scott
Claiborne	Lamar	Sharkey
Clarke	Lauderdale	Simpson
Clay	Lawrence	Smith
Coahoma	Leake	Stone
Copiah	Lee	Sunflower
Covington	Leflore	Tallahatchie
DeSoto	Lincoln	Tate
Forrest	Lowndes	Tippah
Franklin	Madison	Tishomingo
George	Marion	Tunica
Greene	Marshall	Union
Grenada	Monroe	Walthall
Hancock	Montgomery	Warren
Harrison	Neshoba	Washington
Hinds	Newton	Wayne
Holmes	Noxubee	Webster
Humphreys	Oktibbeha	Wilkinson
Issaquena	Panola	Winston
Itawamba	Pearl River	Yalobusha
Jackson	Perry	Yazoo
Jasper	Pike
Jefferson	Pontotoc

MONTANA

Beaverhead	Glacier	Petroleum
Big Horn	Golden Valley	Phillips
Blaine	Granite	Pondera
Broadwater	Hill	Powder River
Carbon	Jefferson	Powell
Carter	Judith Basin	Prairie
Cascade	Lake	Ravalli
Chouteau	Lewis and Clark	Richland
Custer	Liberty	Roosevelt
Daniels	Lincoln	Rosebud
Dawson	McCone	Sanders
Deer Lodge	Madison	Sheridan
Fallon	Meagher	Silver Bow
Fergus	Mineral	Stillwater
Flathead	Missoula	Sweet Grass
Gallatin	Musselshell	Teton
Garfield	Park	Toole
Treasure	Wheatland	Yellowstone
Valley	Wibaux	Yellowstone National Park

36	Executive’s Initials

NEBRASKA

Adams	Frontier	Nance
Antelope	Furnas	Nemaha
Arthur	Gage	Nuckolls
Banner	Garden	Otoe
Blaine	Garfield	Pawnee
Boone	Gosper	Perkins
Box Butte	Grant	Phelps
Boyd	Greeley	Pierce
Brown	Hall	Platte
Buffalo	Hamilton	Polk
Burt	Harlan	Red Willow
Butler	Hayes	Richardson
Cass	Hitchcock	Rock
Cedar	Holt	Saline
Chase	Hooker	Sarpy
Cherry	Howard	Saunders
Cheyenne	Jefferson	Scotts Bluff
Clay	Johnson	Seward
Colfax	Kearney	Sheridan
Cuming	Keith	Sherman
Custer	Keya Paha	Sioux
Dakota	Kimball	Stanton
Dawes	Knox	Thayer
Dawson	Lancaster	Thomas
Deuel	Lincoln	Thurston
Dixon	Logan	Valley
Dodge	Loupe	Washington
Douglas	McPherson	Wayne
Dundy	Madison	Webster
Fillmore	Merrick	Wheeler
Franklin	Morrill	York

NEVADA

Carson City	Humboldt	Pershing
Churchill	Lander	Storey
Clark	Lincoln	Washoe
Douglas	Lyon	White Pine
Elko	Mineral
Esmeralda	Nye
Eureka

NEW HAMPSHIRE

Belknap	Grafton	Strafford
Carroll	Hillsborough	Sullivan
Cheshire	Merrimack
Coos	Rockingham

37	Executive’s Initials

NEW JERSEY

Atlantic	Gloucester	Ocean
Bergen	Hudson	Passaic
Burlington	Hunterdon	Salem
Camden	Mercer	Somerset
Cape May	Middlesex	Sussex
Cumberland	Monmouth	Union
Essex	Morris	Warren

NEW MEXICO

Bernalillo	Harding	Roosevelt
Catron	Hidalgo	Sandoval
Chaves	Lea	San Juan
Cibola	Lincoln	San Miguel
Colfax	Los Alamos	Santa Fe
Curry	Luna	Sierra
De Baca	McKinley	Socorro
Dona Ana	Mora	Taos
Eddy	Otero	Torrance
Grant	Quay	Union
Guadalupe	Rio Arriba	Valencia

NEW YORK

Albany	Dutchess	Madison
Allegany	Erie	Monroe
Bronx	Essex	Montgomery
Broome	Franklin	Nassau
Cattaraugus	Fulton	New York
Cayuga	Genesee	Niagara
Chautauqua	Greene	Oneida
Chemung	Hamilton	Onondaga
Chenango	Herkimer	Ontario
Clinton	Jefferson	Orange
Columbia	Kings	Orleans
Cortland	Lewis	Oswego
Delaware	Livingston	Otsego
Putnam	Schoharie	Ulster
Queens	Schuyler	Warren
Rensselaer	Seneca	Washington
Richmond	Steuben	Wayne
Rockland	Suffolk	Westchester
St. Lawrence	Sullivan	Wyoming
Saratoga	Tioga	Yates
Schenectady	Tompkins

38	Executive’s Initials

NORTH CAROLINA

Alamance	Franklin	Pamlico
Alexander	Gaston	Pasquotank
Alleghany	Gates	Pender
Anson	Graham	Perquimans
Ashe	Granville	Person
Avery	Greene	Pitt
Beaufort	Guilford	Polk
Bertie	Halifax	Randolph
Bladen	Harnett	Richmond
Brunswick	Haywood	Robeson
Buncombe	Henderson	Rockingham
Burke	Hertford	Rowan
Cabarrus	Hoke	Rutherford
Caldwell	Hyde	Sampson
Camden	Iredell	Scotland
Carteret	Jackson	Stanly
Caswell	Johnston	Stokes
Catawba	Jones	Surry
Chatham	Lee	Swain
Cherokee	Lenoir	Transylvania
Chowan	Lincoln	Tyrrell
Clay	McDowell	Union
Cleveland	Macon	Vance
Columbus	Madison	Wake
Craven	Martin	Warren
Cumberland	Mecklenburg	Washington
Currituck	Mitchell	Watauga
Dare	Montgomery	Wayne
Davidson	Moore	Wilkes
Davie	Nash	Wilson
Duplin	New Hanover	Yadkin
Durham	Northampton	Yancey
Edgecombe	Onslow
Forsyth	Orange

NORTH DAKOTA

Adams	Grant	Ransom
Barnes	Griggs	Renville
Benson	Hettinger	Richland
Billings	Kidder	Rolette
Bottineau	La Moure	Sargent
Bowman	Logan	Sheridan
Burke	McHenry	Sioux
Burleigh	McIntosh	Slope
Cass	McKenzie	Stark
Cavalier	McLean	Steele
Dickey	Mercer	Stutsman

39	Executive’s Initials

Divide	Morton	Towner
Dunn	Mountrail	Traill
Eddy	Nelson	Walsh
Emmons	Oliver	Ward
Foster	Pembina	Wells
Golden Valley	Pierce	Williams
Grand Forks	Ramsey

OHIO

Adams	Fayette	Lorain
Allen	Franklin	Lucas
Ashland	Fulton	Madison
Ashtabula	Gallia	Mahoning
Athens	Geauga	Marion
Auglaize	Greene	Medina
Belmont	Guernsey	Meigs
Brown	Hamilton	Mercer
Butler	Hancock	Miami
Carroll	Hardin	Monroe
Champaign	Harrison	Montgomery
Clark	Henry	Morgan
Clermont	Highland	Morrow
Clinton	Hocking	Muskingum
Columbiana	Holmes	Noble
Coshocton	Huron	Ottawa
Crawford	Jackson	Paulding
Cuyahoga	Jefferson	Perry
Darke	Knox	Pickaway
Defiance	Lake	Pike
Delaware	Lawrence	Portage
Erie	Licking	Preble
Fairfield	Logan	Putnam
Richland	Summit	Washington
Ross	Trumbull	Wayne
Sandusky	Tuscarawas	Williams
Scioto	Union	Wood
Seneca	Van Wert	Wyandot
Shelby	Vinton
Stark	Warren

OKLAHOMA

Adair	Grant	Nowata
Alfalfa	Greer	Okfuskee
Atoka	Hannon	Oklahoma
Beaver	Harper	Okmulgee
Beckham	Haskell	Osage
Blaine	Hughes	Ottawa
Bryan	Jackson	Pawnee

40	Executive’s Initials

Caddo	Jefferson	Payne
Canadian	Johnston	Pittsburg
Carter	Kay	Pontotoc
Cherokee	Kingfisher	Pottawatomie
Choctaw	Kiowa	Pushmataha
Cimarron	Latimer	Roger Mills
Cleveland	Le Flore	Rogers
Coal	Lincoln	Seminole
Comanche	Logan	Sequoyah
Cotton	Love	Stephens
Craig	McClain	Texas
Creek	McCurtain	Tillman
Custer	McIntosh	Tulsa
Delaware	Major	Wagoner
Dewey	Marshall	Washington
Ellis	Mayes	Washita
Garfield	Murray	Woods
Garvin	Muskogee	Woodward
Grady	Noble

OREGON

Baker	Curry	Jackson
Benton	Deschutes	Jefferson
Clackamas	Douglas	Josephine
Clatsop	Gilliam	Klamath
Columbia	Grant	Lake
Coos	Harney	Lane
Crook	Hood River	Lincoln
Linn	Polk	Wallowa
Malheur	Sherman	Wasco
Marion	Tillamook	Washington
Morrow	Umatilla	Wheeler
Multnomah	Union	Yamhill

PENNSYLVANIA

Adams	Elk	Montour
Allegheny	Erie	Northampton
Armstrong	Fayette	Northumberland
Beaver	Forest	Perry
Bedford	Franklin	Philadelphia
Berks	Fulton	Pike
Blair	Greene	Potter
Bradford	Huntingdon	Schuylkill
Bucks	Indiana	Snyder
Butler	Jefferson	Somerset
Cambria	Juniata	Sullivan
Cameron	Lackawanna	Susquehanna
Carbon	Lancaster	Tioga

41	Executive’s Initials

Centre	Lawrence	Union
Chester	Lebanon	Venango
Clarion	Lehigh	Warren
Clearfield	Luzerne	Washington
Clinton	Lycoming	Wayne
Columbia	McKean	Westmoreland
Crawford	Mercer	Wyoming
Cumberland	Mifflin	York
Dauphin	Monroe
Delaware	Montgomery

RHODE ISLAND

Bristol	Newport	Washington
Kent	Providence

SOUTH CAROLINA

Abbeville	Berkeley	Colleton
Aiken	Calhoun	Darlington
Allendale	Charleston	Dillon
Anderson	Cherokee	Dorchester
Bamberg	Chester	Edgefield
Barnwell	Chesterfield	Fairfield
Beaufort	Clarendon	Florence
Georgetown	Lee	Richland
Greenville	Lexington	Saluda
Greenwood	McCormick	Spartanburg
Hampton	Marion	Sumter
Horry	Marlboro	Union
Jasper	Newberry	Williamsburg
Kershaw	Oconee	York
Lancaster	Orangeburg
Laurens	Pickens

SOUTH DAKOTA

Aurora	Faulk	Meade
Beadle	Grant	Mellette
Bennett	Gregory	Miner
Bon Homme	Haakon	Minnehaha
Brookings	Hamlin	Moody
Brown	Hand	Pennington
Brule	Hanson	Perkins
Buffalo	Harding	Potter
Butte	Hughes	Roberts
Campbell	Hutchinson	Sanborn
Charles Mix	Hyde	Shannon
Clark	Jackson	Spink
Clay	Jerauld	Stanley

42	Executive’s Initials

Codington	Jones	Sully
Corson	Kingsbury	Todd
Custer	Lake	Tripp
Davison	Lawrence	Turner
Day	Lincoln	Union
Deuel	Lyman	Walworth
Dewey	McCook	Yankton
Douglas	McPherson	Ziebach
Edmunds	Marshall
Fall River	Lawrence

TENNESSEE

Anderson	Cannon	Cocke
Bedford	Carroll	Coffee
Benton	Carter	Crockett
Bledsoe	Cheatham	Cumberland
Blount	Chester	Davidson
Bradley	Claiborne	Decatur
Campbell	Clay	DeKalb
Dickson	Knox	Rhea
Dyer	Lake	Roane
Fayette	Lauderdale	Robertson
Fentress	Lawrence	Rutherford
Franklin	Lewis	Scott
Gibson	Lincoln	Sequatchie
Giles	Loudon	Sevier
Grainger	McMinn	Shelby
Greene	McNairy	Smith
Grundy	Macon	Stewart
Hamblen	Madison	Sullivan
Hamilton	Marion	Sumner
Hancock	Marshall	Tipton
Hardeman	Maury	Trousdale
Hardin	Meigs	Unicoi
Hawkins	Monroe	Union
Haywood	Montgomery	Van Buren
Henderson	Moore	Warren
Henry	Morgan	Washington
Hickman	Obion	Wayne
Houston	Overton	Weakley
Humphreys	Perry	White
Jackson	Pickett	Williamson
Jefferson	Polk	Wilson
Johnson	Putnam

TEXAS

Anderson	Bosque	Castro
Andrews	Bowie	Chambers

43	Executive’s Initials

Angelina	Brazoria	Cherokee
Aransas	Brazos	Childress
Archer	Brewster	Clay
Armstrong	Briscoe	Cochran
Atascosa	Brooks	Coke
Austin	Brown	Coleman
Bailey	Burleson	Collin
Bandera	Burnet	Collingsworth
Bastrop	Caldwell	Colorado
Baylor	Calhoun	Comal
Bee	Callahan	Comanche
Bell	Cameron	Concho
Bexar	Camp	Cooke
Blanco	Carson	Coryell
Borden	Cass	Cottle
Crane	Hansford	Lee
Crockett	Hardeman	Leon
Crosby	Hardin	Liberty
Culberson	Harris	Limestone
Dallam	Harrison	Lipscomb
Dallas	Hartley	Live Oak
Dawson	Haskell	Llano
Deaf Smith	Hays	Loving
Delta	Hemphill	Lubbock
Denton	Henderson	Lynn
De Witt	Hidalgo	McCulloch
Dickens	Hill	McLennan
Dimmit	Hockley	McMullen
Donley	Hood	Madison
Duval	Hopkins	Marion
Eastland	Houston	Martin
Ector	Howard	Mason
Edwards	Hudspeth	Matagorda
Ellis	Hunt	Maverick
El Paso	Hutchinson	Medina
Erath	Irion	Menard
Falls	Jack	Midland
Fannin	Jackson	Milam
Fayette	Jasper	Mills
Fisher	Jeff Davis	Mitchell
Floyd	Jefferson	Montague
Foard	Jim Hogg	Montgomery
Fort Bend	Jim Wells	Moore
Franklin	Johnson	Morris
Freestone	Jones	Motley
Frio	Karnes	Nacogdoches
Gaines	Kaufman	Navarro
Galveston	Kendall	Newton
Garza	Kenedy	Nolan
Gillespie	Kent	Nueces

44	Executive’s Initials

Glasscock	Kerr	Ochiltree
Goliad	Kimble	Oldham
Gonzales	King	Orange
Gray	Kinney	Palo Pinto
Grayson	Kleberg	Panola
Gregg	Knox	Parker
Grimes	Lamar	Farmer
Guadalupe	Lamb	Pecos
Hale	Lampasas	Polk
Hall	La Salle	Potter
Hamilton	Lavaca	Presidio
Rains	Smith	Van Zandt
Randall	Somervell	Victoria
Reagan	Starr	Walker
Real	Stephens	Waller
Red River	Sterling	Ward
Reeves	Stonewall	Washington
Refugio	Sutton	Webb
Roberts	Swisher	Wharton
Robertson	Tarrant	Wheeler
Rockwall	Taylor	Wichita
Runnels	Terrell	Wilbarger
Rusk	Terry	Willacy
Sabine	Throckmorton	Williamson
San Augustine	Titus	Wilson
San Jacinto	Tom Green	Winkler
San Patricio	Travis	Wise
San Saba	Trinity	Wood
Schleicher	Tyler	Yoakum
Scurry	Upshur	Young
Shackelford	Upton	Zapata
Shelby	Uvalde	Zavala
Sherman	Val Verde

UTAH

Beaver	Iron	Sevier
Box Elder	Juab	Summit
Cache	Kane	Tooele
Carbon	Millard	Uintah
Daggett	Morgan	Utah
Davis	Piute	Wasatch
Duchesne	Rich	Washington
Emery	Salt Lake	Wayne
Garfield	San Juan	Weber
Grand	Sanpete

45	Executive’s Initials

VERMONT

Addison	Franklin	Rutland
Bennington	Grand Isle	Washington
Caledonia	Lamoille	Windham
Chittenden	Orange	Windso
Essex	Orleans

VIRGINIA

Accomack	Frederick	Nottoway
Albemarle	Fredericksburg	Orange
Alexandria	Galax	Page
Allegheny	Giles	Patrick
Amelia	Gloucester	Petersburg
Amherst	Goochland	Pittsylvania
Appomattox	Grayson	Poquoson
Arlington	Greene	Portsmouth
Augusta	Greensville	Powhatan
Bath	Halifax	Prince Edward
Bedford	Hampton	Prince George
Bland	Harrisonburg	Prince William
Botetourt	Hopewell	Pulaski
Bristol	Hanover	Radford
Brunswick	Henrico	Rappahannock
Buchanan	Henry	Richmond
Buckingham	Highland	Roanoke
Buena Vista	Isle of Wight	Rockbridge
Campbell	James City	Rockingham
Caroline	King and Queen	Russell
Carroll	King George	Salem
Charles City	Kling William	Scott
Charlotte	Lancaster	Shenandoah
Charlottesville	Lee	Smyth
Chesapeake	Lexington	Southampton
Chesterfield	Lynchburg	South Boston
Clarke	Loudoun	Staunton
Clifton Forge	Louisa	Suffolk
Colonial Heights	Lunenburg	Spotsylvania
Covington	Madison	Stafford
Craig	Mathews	Surry
Culpeper	Manassas	Sussex
Cumberland	Manassas Park	Tazewell
Danville	Martinsville	Virginia Beach
Dickenson	Mecklenburg	Warren
Dinwiddie	Middlesex	Washington
Emporia	Montgomery	Waynesboro
Essex	Nelson	Westmoreland
Fairfax	New Kent	Williamsburg
Falls Church	Newport News	Winchester
Fauquier	Norfolk	Wise
Floyd	Northampton	Wythe
Fluvanna	Northumberland	York
Franklin	Norton

46	Executive’s Initials

WASHINGTON

Adams	Grays Harbor	Pierce
Asotin	Island	San Juan
Benton	Jefferson	Skagit
Chelan	King	Skamania
Clallam	Kitsap	Snohomish
Clark	Kittitas	Spokane
Columbia	Klickitat	Stevens
Cowlitz	Lewis	Thurston
Douglas	Lincoln	Wahkiakum
Ferry	Mason	Walla Walla
Franklin	Okanogan	Whatcom
Garfield	Pacific	Whitman
Grant	Pend Oreille	Yakima

WEST VIRGINIA

Barbour	Kanawha	Preston
Berkeley	Lewis	Putnam
Boone	Lincoln	Raleigh
Braxton	Logan	Randolph
Brooke	McDowell	Ritchie
Cabell	Marion	Roane
Calhoun	Marshall	Summers
Clay	Mason	Taylor
Doddridge	Mercer	Tucker
Fayette	Mineral	Tyler
Gilmer	Mingo	Upshur
Grant	Monongalia	Wayne
Greenbrier	Monroe	Webster
Hampshire	Morgan	Wetzel
Hancock	Nicholas	Wirt
Hardy	Ohio	Wood
Harrison	Pendleton	Wyoming
Jackson	Pleasants
Jefferson	Pocahontas

WISCONSIN

Adams	Brown	Chippewa
Ashland	Buffalo	Clark
Barron	Burnett	Columbia
Bayfield	Calumet	Crawford
Dane	Lafayette	Richland
Dodge	Langlade	Rock
Door	Lincoln	Rusk
Douglas	Manitowoc	St. Croix

47	Executive’s Initials

Dunn	Marathon	Sauk
Eau Claire	Marinette	Sawyer
Florence	Marquette	Shawano
Fond du Lac	Menominee	Sheboygan
Forest	Milwaukee	Taylor
Grant	Monroe	Trempealeau
Green	Oconto	Vernon
Green Lake	Oneida	Vilas
Iowa	Outagamie	Walworth
Iron	Ozaukee	Washburn
Jackson	Pepin	Washington
Jefferson	Pierce	Waukesha
Juneau	Polk	Waupaca
Kenosha	Portage	Waushara
Kewaunee	Price	Winnebago
La Crosse	Racine	Wood

WYOMING

Albany	Hot Springs	Sheridan
Big Horn	Johnson	Sublette
Campbell	Laramie	Sweetwater
Carbon	Lincoln	Teton
Converse	Natrona	Uinta
Crook	Niobrara	Washakie
Fremont	Park	Weston
Goshen	Platte

Executed by the Parties this ____ day of July, 2017.

By:
	Allied Power Management, LLC	Dorsey Ron McCall

48	Executive’s Initials